Exhibit 24
POWER OF ATTORNEY
EDAC TECHNOLOGIES CORPORATION
REGISTRATION STATEMENT ON FORM S-8
EDAC TECHNOLOGIES CORPORATION 2008 EQUITY INCENTIVE PLAN
Each of the undersigned Directors and/or Officers of EDAC Technologies Corporation, a Wisconsin corporation (the “Company”), hereby constitutes and appoints Dominick A. Pagano and Glenn L. Purple, or either one of them, the true and lawful attorneys-in-fact of such Director and/or Officer, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to do any and all acts and execute any and all instruments which the said attorneys may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of an aggregate of 500,000 shares of the Company’s common stock, $.0025 par value per share, which may be issued under the terms of the EDAC Technologies Corporation 2008 Equity Incentive Plan, as amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of the Company to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall do, or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney this 1st day of August 2008.

/s/ Dominick A. Pagano	/s/ Stephen J. Raffay

Dominick A. Pagano	Stephen J. Raffay

/s/ Glenn L. Purple	/s/ Ross C. Towne

Glenn L. Purple	Ross C. Towne

/s/ Joseph Lebel	/s/ Daniel C. Tracy

Joseph Lebel	Daniel C. Tracy